Exhibit 10.1

WEB SITES AND DOMAIN NAME

ACQUISITION AND TRANSFER AGREEMENT

This Websites and Domain Name Acquisition and Transfer Agreement (“Agreement”) is made and entered into as of the 14th day of July, 2008, by and between, Peter Davis located at 33 Shaker Lane, Littleton, MA 01460  (the "Seller") and CrowdGather, Inc. (CrowdGather) offices located at 20300 Ventura Boulevard, Suite 330, Woodland Hills, CA  91364 (the "Buyer") (each a “Party” or “Parties”).

WHEREAS, the Seller operates a certain online forum community located at the url www.zealot.com (the “Asset”);

WHEREAS, the Buyer desires to purchase and the Seller desires to sell the Asset pursuant to the terms hereof;

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged it is hereby agreed by and between the parties as follows:

1.
Sale, Assignment and Transfer.  Subject to the provisions of this Agreement, Buyer agrees to purchase, and Seller agrees to sell, all Seller's rights, title and interest, to: a) the completed websites as represented by Seller (the “Websites”), including, any and all associated software used in building the Websites and Website users lists and Website data bases containing any Website user or Website information; b) domain names; c) name registrations; d) any goodwill symbolized thereby; and e) and all rights to sue for past infringement, if any, and to receive any recoveries therefore, all as set forth on Exhibit A, hereto and incorporated herein by this reference (the “Purchased Assets”). Seller does hereby sell, assign, convey and transfer to Buyer and Buyer hereby accepts, all of Seller's right, title and interest including but not limited to all of Seller's common law rights in and to the Purchased Assets. In addition Seller hereby sells, assigns, conveys and transfers to Buyer all data, programming code, user or customer lists, moderator contact information and all other information as it pertains to the operation of the Websites listed on Exhibit A. Except as otherwise expressly set forth in Exhibit B attached hereto, the Buyer does not assume any liabilities associated with the Asset.

2.
Purchase Price and Costs of Transfer.  The purchase price for the Purchased Assets will be Twenty Five Thousand Dollars ($25,000.00) (“Cash”) and Eighteen Thousand (18, 000) shares of the Buyer’s common stock (“Shares”) (the Cash and the Shares shall collectively be referred to as the “Purchase Price”).  The Purchase Price and all other amounts owed to Seller by Buyer pursuant to this Section 2 are to be paid on Closing pursuant to Section 5 below.

3.
Further Assurances.  Seller hereby covenants that it will, at any time upon request of Buyer, execute and deliver to Buyer any new or confirmatory instruments and do and perform (at Buyer's reasonable expense) any other acts which Buyer may reasonably request in order to fully sell assign and transfer to and vest in Buyer, all of Seller's right, title and interest in and to the Purchased Assets, including, without limitation transfer of all Domain Names, software, databases, images, trademarks and hosting agreements.

4.
Covenants.  Seller further covenants that it will not, anywhere in the world, challenge, or cause a third party to challenge, the validity and ownership by Buyer of the Purchased Assets and will not, anywhere in the world directly or indirectly seek to register, defend, compromise or dispute any rights in and to the Purchased Assets.  Seller also will not, anywhere in the world, directly or indirectly seek to register or otherwise acquire any rights in any web sites, domain names, trade names, trademarks, service marks, or other intellectual property assets that are or may be, or that contain portions that are or may be, confusingly similar to the Purchased Assets.  Seller also will not use or cause to be used any copies of the Purchased Assets.

5.	Closing.

5.1. The actions to be taken by the parties hereto to close the transaction as provided shall take place on or before July23rd, 2008 (the "Closing Date") on line at the office of, and via the Internet website service of, escrow.com located at https://www.escrow.com/index.asp (“Escrow.com”). The Buyer agrees to pay the closing costs. At the closing, Seller shall first deliver to Buyer possession of all of the Purchased Assets, including transfer of domains, and good and sufficient instruments of transfer, conveying and transferring the Purchased Assets to Buyer, for review to verify the Purchased Assets are properly accounted for and operational.  Upon effective delivery, Seller shall authorize the release payment and delivery to Escrow.com of the Purchase Price as set forth herein above. The instruments of transfer shall contain covenants and warranties that Seller has good and marketable title in and to the assets.

5.2. Subject to delivery of the Purchased Assets by Seller to Buyer as provided in this Section 5, Buyer shall deliver to Seller and Escrow .com shall pay to Seller the Purchase Price. The total Purchase Price shall be payable in cash by check or wire transfer at closing.

6.	Representations and Warranties.

6.1. General Representations and Warranties. Seller hereby represents and warrants to Buyer that:

(a) Seller has all necessary power and authority to own, lease and operate its Purchased Assets and to operate the Asset as now being conducted;

(b) Seller has the requisite power and authority to execute, deliver, and perform this Agreement, and when executed and delivered at Closing, will constitute a valid and binding obligation of Seller;

(c) Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby:  (i) will conflict with any provision of the organizational charter or bylaws of Seller; (ii) will conflict with, will result in a violation of any applicable law or judgment; (iii) will result in a breach of any assumed obligation, (iv) will create any lien or encumbrance upon any of the Purchased Assets;

(d) Seller has good and marketable title to all Purchased Assets and none of the Purchased Assets is subject to any lien, encumbrance, claim or security interest (collectively, the “Liens”);

(e) The cash flow statements, balance sheets and profit and loss statements provided to Buyer by Seller (collectively, the “Financial Statements”) are true and correct in all material respects and present fairly the operating income and financial condition of Seller and its Asset as of their respective dates;

(f) All returns, reports and statements relating to the Purchased Assets or to the operation of the Asset which Seller is required to file with any governmental agency have been filed, and complied with;

(g) Seller has filed or has caused to be filed all federal, state, county, local or city tax returns affecting the Purchased Assets or the operation of the Asset which are required to be filed by Seller, and all tax assessments and other governmental charges which are due and payable have been timely paid;

(h) There are no actions, suits, proceedings, orders or claims pending or threatened against Seller, or pending or threatened by Seller against any third party which relate to, or in any way affect, the Purchased Assets or the operation of the Asset; (i) Seller has complied in all material respects with all applicable federal, state and local laws, rules, regulations, ordinances, codes, statutes, judgments, orders and decrees in connection with the ownership of the Purchased Assets and the operation of the Asset and that neither the ownership nor the use of the Purchased Assets conflicts with the rights of any other person or entity;

(j) Seller has no contingent liabilities or other liabilities outside the ordinary course of asset;

(k) The books and other records of the Seller relating to the Asset are true, correct and complete in all material respects;

(l)The Purchased Assets include all Purchased Assets used or useful in connection with the operation of the Asset as currently operated;

(m) Upon the consummation of the transactions contemplated hereby, Seller will transfer good and valid title to the Purchased Assets free and clear of any Liens;

(n) The Purchased Assets will be fit for their intended purposes and be fully functional as represented prior to the Closing;

(o) Since Buyer’s inspection of the Purchased Assets, there has not been and will not be in the foreseeable future any material damage, destruction, change or loss of any kind or have had a material adverse effect with respect to the Purchased Assets;

(p) No insolvency proceedings of any character, voluntary or involuntary, affecting the Purchased Assets are pending;

(q) There are no existing agreements with, options or rights of, or commitments to any person, other than to Buyer, to acquire any of the Purchased Assets or any interest therein;

(r) There are no material omissions or untrue statements contained in this Agreement which are misleading; and

(s) All representations and warranties made by Seller shall survive the Closing.

6.2. Securities Representations and Warranties. Seller hereby represents and warrants to Buyer that:

(a) The Seller has received and carefully reviewed such information and documentation relating to the Buyer that the Seller has requested, including without limitation, the Buyer’s filings with the U.S. Securities and Exchange Commission;

(b) The Seller has had a reasonable opportunity to ask questions of and receive answers from the Buyer concerning the Buyer, and all such questions, if any, have been answered to the full satisfaction of the Seller;

(c) The Seller has such knowledge and expertise in financial and asset matters that the Seller is capable of evaluating the merits and risks involved in an investment in the Shares and has so evaluated the merits and risks of such investment;

(d) The Seller understands that the Buyer has determined that the exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) with respect to purchasers is applicable to the offer and sale of the Shares, based, in part, upon the representations, warranties and agreements made by the Seller herein;

(e) Except as set forth herein, no representations or warranties have been made to the Seller by the Buyer or any agent, employee or affiliate of the Buyer and in entering into this transaction the Seller is not relying upon any information, other than the results of independent investigation by the Seller;

(f) The Seller understands and acknowledges that (A) the Shares have not been registered under the Securities Act or the securities laws of any state, based upon the exemption from such registration requirements for non-public offerings pursuant to Rule 506 of Regulation D under the Securities Act; (B) the Shares are and will be “restricted securities”, as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Securities Act; (C) the Shares may not be sold or otherwise transferred unless they have been first registered under the Securities Act and/or all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; and (D) the Buyer is under no obligation to register the Shares under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available.

(g) The Seller will not sell or otherwise transfer any of the Shares, or any interest therein, unless and until (A) said Shares shall have first been registered under the Securities Act and/or all applicable state securities laws; or (B) the Seller shall have first delivered to the Buyer a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Buyer),  to the effect that the proposed sale or transfer is exempt from the registration provisions of the Securities Act and all applicable state securities laws.

(h) The Seller is acquiring the Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof or interest therein, without prejudice, however, to the Seller's right at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable federal and state securities laws or under an exemption from such registration.

(i) At the time the Seller was offered the Shares, it was, and at the date hereof it is, and it will be, an "accredited investor" as defined in Rule 501(a) under the Shares Act.

(j) The Seller is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(k) The Seller understands that no federal or state agency has approved or disapproved the Shares, passed upon or endorsed the merits of the offering thereof, or made any finding or determination as to the appropriateness of the Shares for investment.

(l) The Seller understands that the certificates representing the Shares will bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER SAID ACT OR (II) AN OPINION OF BUYER COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

7.           Miscellaneous.

7.1. Assignment.  Neither this Agreement nor any right or obligation under this Agreement is assignable in whole or in part by any Party without the prior written consent of the other Parties and any attempted assignment without such consent shall be null and void and of no force or effect.

7.2. Complete Agreement.  This Agreement, including any and all Schedules and attachments to this Agreement, which are hereby incorporated by reference into this Agreement, constitutes the complete and integrated understanding of the Parties with respect to the subject matter of this Agreement and supersedes all prior understandings and agreements, whether written or oral, with respect to the same subject matter.

7.3. Amendments.  This Agreement may only be amended by a written agreement duly signed by persons authorized to sign agreements on behalf of each Party.

7.4. Notices.  All notices, demands, requests, or other communications which may be or are required to be given or made by any Party to the other Party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or delivered by overnight air courier addressed as provided on the first page of this Agreement.

7.5. Governing Law and Jurisdiction.  The interpretation and construction of this Agreement, to the extent the particular issue is controlled by state law, shall be governed by and construed in accordance with the Laws (but not including choice of law provisions) of the State of California. The state and federal courts located in Los Angeles, CA shall have exclusive jurisdiction to adjudicate all disputes between the parties concerning the subject matter hereof.

7.6. Counterparts.  To facilitate execution, this Agreement may be executed in as many counterparts as may be required.  It shall not be necessary that the signature of or on behalf of each Party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each Party appears on one or more of the counterparts.  All counterparts shall collectively constitute a single agreement.  A facsimile copy or other reliable reproduction of this Agreement shall be deemed an original.

7.7. Benefits; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective Parties and their permitted assigns and successors in interest.

7.8 Indemnification. Seller shall indemnify, defend and hold Buyer harmless from all liabilities, costs, expenses, damages, and penalties (including, without limitation, reasonable attorneys’ fees) arising from Seller’s breach of the warranties set forth in this Agreement.

7.9           Attorneys’ Fees. The prevailing party in any dispute concerning this Agreement shall be entitled to recover reasonable attorneys’ fees incurred as a result of defending or prosecuting the claim, as the case may be.

IN WITNESS WHEREOF the parties execute this Agreement as of the day and date first above written.

SELLER: Peter Davis

By:	/s/ Peter Davis
Name:	Peter Davis
Title:

BUYER:

CrowdGather, Inc.

By:	/s/ Sanjay Sabnani
Name:	Sanjay Sabnani
Title:	President and CEO

EXHIBIT A

Description of the Purchased Assets

A.
The following completed Websites associated with the Asset including, without limitation, any and all associated software used in building the Websites, content posted therein, and Website users lists and Website data bases containing any Website user or Website information, including, without limitation personally identifiable information regarding the Websites’ users and participants:

http://www.zealot.com

B.	The following Domain Names:

Seller owns the following domains registered with Dotster, Inc. and Domaindiscover.com  that are the subject of the sale to Buyer CrowdGather:

www.zealot.com
www.the-gauge.com
www.cardmodels.net
www.rcdrifter.com
www.rcwebboard.com

C.	Additional addons that are installed with the following forum, www.zealot.com, and will be transferred to CrowdGather include:

1.Vbulletin license
2. VbSEO license
3. Forum databases
4.Photopost Pro license
5.vBlogatin license

EXHIBIT B

Assumed Obligations

None